Exhibit 21.1

SUBSIDIARIES OF AMERICA ONLINE, INC.


NAME                               JURISDICTION OF INCORPORATION

Redgate Communications Corporation            Delaware
ANS CO+RE Systems, Inc.                       Delaware
AOL Productions, Inc.                        California
Global Network Navigator, Inc.                Delaware
Websoft, Inc.                                 Delaware
Johnson-Grace Newco, Inc.                     Delaware
AOL Ventures, Inc.                            Delaware
AOLV Hub, Inc.                                Delaware
AOLV Fashion Channel, Inc.                    Delaware
AOLV Healthy Living Channel, Inc.             Delaware
ImagiNation Network, Inc.                     Delaware
Digital City, Inc.                            Delaware
Digital Marketing Services, Inc.              Delaware
2Market, Inc.                                California


AOL (UK) Limited                          England & Wales
America Online France, S.a.r.l.          Republic of France
America Online (Deutschland) GmbH             Germany
America Online Holding B.V.               The Netherlands
America Online (Japan), Inc.                   Japan
AOL Canada, Inc.                               Canada
Redgate Olivetti Com. - ROC B.V.          The Netherlands
Ubique Limited                                 Israel